STRATEGIC BUSINESS PLAN




                         [Company Business Logo]




                          Savi Media Group, Inc.
                         9852 W. KATELLA AVE # 363
                            ANAHEIM, CA. 92804


                              January - 2005



/letterhead/ Savi Media Group, Inc.                            January 2005
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          Corporate Headquarters:  Savi Media Group, Inc.

                                   9852 W. KATELLA AVE # 363
                                   ANAHEIM, CA. 92804 U.S.A.

          Corporate Telephone:     1-714-740-0601

          Corporate Contact:       Dr. Mario Procopio / Mr. Serge V. Monros
                                   CEO                  CTO

          Corporate Web site:      http://www.SaViMediaGroup.com

          SYMBOL:                  SAVI MEDIA GROUP = (OTC BB: SVMI.OB)

                           Savi Media Group, Inc.

              [Map to Savi Media Group Corporate Headquarters]

Available upon request is the "Savi PowerPoint Presentation" that provides a visual and detailed summary of the Company and the Crankcase Ventilation System .





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/letterhead/ Savi Media Group, Inc.                            January 2005
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              READER ADVISORY AND CONFIDENTIALITY REQUIREMENT

This Strategic Business Plan (hereinafter referred to as the "Plan") contains proprietary information and is NOT TO BE COPIED, REPRODUCED, USED OR DIVULGED to any person in whole or in part without proper authorization, either verbal or in writing, from an Officer or Director of Savi Media Group, Inc. ("SAVI", "SVMI.OB" or the "Company"). This information is the property of SAVI. The information contained in this Plan is considered accurate as of its date. Such information is, however, subject to change at any time. Any party reviewing this Plan should not construe its content as legal, tax or investment advice. This Plan and any documents that may be delivered herewith should be reviewed by each prospective investor and with such investor's financial, legal and tax advisors. The statements, estimates and projections as to the future revenues and results of operations of the Company are based upon estimates of management.

The projections of future financial and operating performance have been provided to assist in an evaluation of the projected business outlined in this Plan, but are not to be relied upon as accurate representations of future results. Furthermore, because the projected financial information is based upon estimates and hypothetical assumptions about circumstances and events that have not yet taken place and are subject to variation, there are no representations or warranties associated therewith, and there can be no assurance that the projected results will be attained. In fact, the results will vary and may vary materially. The projections contained herein should be read in conjunction with the hypothetical assumptions and qualifications set forth herein.

This Plan is based upon information developed by SAVI management solely for use by prospective strategic partners and investors in examining the factors and details regarding the Company. This document does not purport to be all-inclusive or to contain all of the information that a prospective investor may desire. No representation or warranty is made as to the accuracy or completeness of any of the information contained herein.

Each recipient of this document agrees that all of the information contained herein is of a confidential nature, that he will treat it in a confidential manner, and that he will not directly or indirectly, disclose, or permit his agents or affiliates to disclose, any of such information without the prior written consent of the Company. Neither this Plan nor any accompanying memorandum(s), nor its delivery to any prospective investor, shall constitute an offer to sell or solicit an offer to buy any securities of the Company and/or its subsidiaries, nor shall this memorandum be construed to indicate that there has been no change in the affairs of the Company and/or its subsidiaries at or near or since the date hereof.

                                                        Copy # ___________

         ALL SAVI TECHNOLOGIES AND//OR PRODUCTS ARE TRADEMARKED AND COPYRIGHTED AND CARRY WITH THEM IMPLIED COPYRIGHT AND TRADEMARK
 PROTECTION AND MAY OR MAY NOT BE FOLLOWED [COPYRIGHT MARK] BY [REGISTERED TRADEMARK], BUT ARE NONETHELESS ARE REGISTERED COPYRIGHTED AND TRADEMARKS
                         OF SAVI MEDIA GROUP, INC.


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                          Savi Media Group, INC.
                             TABLE OF CONTENTS
1     Executive Summary. . . . . . . . . . . . . . . . . . . . . . . . 1

      1.1  Delivering "Supplementary Vehicle Emissions Reduction". . . 1
      1.2  Patented Technology Means Real Value to Investors . . . . . 4
      1.3  CVS Technology   Simple but Advanced. . . . . . . . . . . . 4
      1.4  Market Opportunities. . . . . . . . . . . . . . . . . . . . 6
      1.5  Finding Leading Strategic Partners. . . . . . . . . . . . . 8
      1.6  Financial Results, Projections and Source/Use of Funds. . . 8
      1.7 Valuation/Pricing. . . . . . . . . . . . . . . . . . . . . . 9

2     Critical Corporate Management. . . . . . . . . . . . . . . . . .10

      2.1  Management Roles. . . . . . . . . . . . . . . . . . . . . .10
      2.2  The Key Executive Management Team . . . . . . . . . . . . .10
      2.3  Board of Directors. . . . . . . . . . . . . . . . . . . . .11
      2.4  Advisory Board. . . . . . . . . . . . . . . . . . . . . . .11
      2.5  Operational Management. . . . . . . . . . . . . . . . . . .11

3     Mission and Strategic Objectives . . . . . . . . . . . . . . . .13
      3.1  Mission . . . . . . . . . . . . . . . . . . . . . . . . . .13
      3.2  Short-Term Objectives (2004/2005) . . . . . . . . . . . . .13
      3.3  Medium-Term Objectives (2006) . . . . . . . . . . . . . . .17
      3.4  Long-Term Objectives (2007 & beyond). . . . . . . . . . . .17

4     Crankcase Ventilation System Technology. . . . . . . . . . . . .18

      4.1  Engine Treatment Technology   the CVS . . . . . . . . . . .18
      4.2  Major Benefits of the CVS . . . . . . . . . . . . . . . . .21

5     Market Analysis. . . . . . . . . . . . . . . . . . . . . . . . .22
      5.1  Marketplace Facts and Biggest Opportunities . . . . . . . .22

6     Financial Plan . . . . . . . . . . . . . . . . . . . . . . . . .27

      6.1  Financial Results, Share Structure and
           Financial Projections . . . . . . . . . . . . . . . . . . .27
      6.2  Use of Proceeds and Pricing Analysis. . . . . . . . . . . .28

7     Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
8     Appendices . . . . . . . . . . . . . . . . . . . . . . . . . . .32


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                            1 EXECUTIVE SUMMARY

1.1   Delivering "Supplementary Vehicle Emissions Reduction"
      ------------------------------------------------------

      Savi Media Group, Inc. ("SVMI.OB", "SAVI" or the "Company") is the evolution of more then twenty man-years of emissions and materials R&D work.

      The Company was formed to create, support and license a patented supplementary vehicle emissions reduction and fuel efficiency technology that can reduce emissions by up to 40% and improve efficiency 30%. Using proprietary methods and processes SAVI increases fuel efficiency at the same time decreases emissions and extends component life.

      The Company's 100% owned Crankcase Ventilation System dramatically increases fuel efficiency and reduces emissions safely and inexpensively. This fast and practical technology uses a patent-pending as well as very unique process and methods that result in dramatically increased fuel efficiency and reduced emissions while protecting or even enhancing gasoline and/or diesel engine service life. Most importantly, the CVS is patented protected ensuring SAVI long-term competitive advantage.

                  What is the Crankcase Ventilation System
                  ----------------------------------------

      The Crankcase Ventilation System ("CVS") is a modular and add-on system intended for any gasoline as well as diesel motor vehicle.

      The CVS is a patented technology that has been built to vent blow-by gases from the crankcase into the intake manifold regardless of engine vacuum. It is a supplemental modular unit that can be added to any existing vehicle system or placed in any new vehicle.

      The CVS is comprised of a various components that unlike simple PCV (i.e., check) values, the CVS guarantees proper two-stage ventilation by which the orifice of the value is selectively opened to regulate the flow of gases depending on engine speed, via a throttle linkage switch.

      The CVS can be installed in less then 1 hour.

      The CVS is an improvement on the current pollution PCV reduction controls, including the implementation of cleaner fuels and related hardware. While these measures have had the intended effect of reducing pollution causing emissions, they have not eliminated the emissions to an acceptable level.

      The Company's CVS technology is more effective than passive systems currently in use, provides excellent fuel efficiency and virtually eliminates fugitive crankcase emissions.

      The goal of the CVS technology is to provide a more aggressive method of emission reduction that is not possible by passive means and improves fuel efficiency.

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Vehicle emission standards have been raised  ------------------------------
in response to international government      |  SAVI management believes  |
intention to reduce toxic levels of          |  the Company has created a |
pollution-causing emissions, particularly    |   practical high quality   |
in larger cities.                            |     emissions reduction    |
                                             |  technology by building a  |
At present, older cars cannot efficiently    |        solution from       |
improve upon the original standard to        |    "outside-of-the-box"    |
which they were built on a cost effective    -----------------------------
basis. No new technologies   including fuel cells - will assist here.

      At present, older cars cannot efficiently improve upon the original standards to which they were built on a cost effective basis. No new technologies - including fuel cells will assist here.

      At present, the timing for air quality improvements relies on the replacement of the older models with the much cleaner new models, to which the newer, higher standards are directed. THE CVS CREATES THE REAL POTENTIAL TO SHORTEN THE TIME LINE TO CLEANER AIR LEVELS. SINCE OLDER CARS CONSTITUTE A CONSIDERABLE PORTION OF THE VEHICLES ON THE ROAD TODAY. THE CVS WOULD ALLOW GLOBAL GOVERNMENT AUTHORITIES THE PRESENT ABILITY TO IMPLEMENT PRACTICAL EMISSIONS REDUCTION IN OLDER CARS AS PART OF THEIR CLEAN AIR STRATEGY.

                   ESTABLISHED COMMERCIAL VIABLE PRODUCT
                   -------------------------------------

      The CVS technology has been extensively tested internally by SAVI as well as externally by SAVI clients and leading independent automotive test organizations California Environmental Engineering
      and KLD Environmental Consultations   all with positive results
      since 1996.

                           [Map to Comapny Headquarters]


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      Product Description:
      --------------------

      CRANKCASE VENTILATION SYSTEM (GASOLINE): A flow controlled engine ventilation system recovers blow-by gases and lower vapor pressure hydrocarbons. In an internal combustion engine, blow-by gases generated by the internal combustion process are ventilated from the crankcase to a recovery themselves before flowing past the filtration medium.

      CRANKCASE VENTILATION SYSTEM (DIESEL): In diesel applications the CVS is combined with an advanced oil and vapor closed crankcase system. By enclosing the road-draft tube the blow-by gases and oil mist are filtered and recycled. The remaining gases and vapors are returned to the combustion inlet while the oil mist is returned back into the crankcase.

      THE OVERALL CVS SYSTEM EXHIBITS 99% EFFICIENCY AND 100%
      EFFECTIVENESS.
      ---------------------------------------------------------------

      MR. SERGE MONROS, FORMERLY A LEADING ROCKWELL INTERNATIONAL ENGINEER AND ELECTRONIC TECHNOLOGIST AND CONSULTANT IN CALIFORNIA AND HOLDER OF NUMEROUS INTERNATIONAL PATENTS, has devised a unique supplementary engine ventilation and emission control and reduction which SAVI management believes reduces emissions by as much as 40%, without any specialized additional work required by vehicle manufacturers.

      The key is that SAVI's CVS uses a process whereby it recovers and collects lower vapor pressure hydrocarbons from blow-by gases for return to the engine crankcase. SAVI's CVS does this by use of a hydrocarbon separator and retriever (i.e., known as "recovery filter"). The CVS improves engine operations and lowers emissions.

      Company and independent testing indicates that the CVS in gasoline engines reduces nitrogen oxides ("NOx") by as much as 25% and reduces hydrocarbons and carbon monoxide as much as 40%, increases gas mileage by as much as 30% and prolongs engine life by as much as 100%. The CVS also increases the useful life of the engines spark plugs and oil contamination and sludge build-up are also reduced, extending the time required between tune-ups. In diesel engines the CVS obtains similar engine enhancement and lower emission results.

      COMPANY MANAGEMENT IS NOT AWARE OF ANY OTHER FIRM THAT HAS SUCH DESIGNS PROVIDING SAVI THE ABILITY TO COME TO MARKET SOONER AND PROVIDE PRACTICAL ENGINE ENHANCEMENT AND VEHICLE EMISSIONS REDUCTION SOLUTIONS TO THE AUTOMOTIVE, COMMERCIAL VEHICLE AND TRANSPORTATION MARKETS AT LOWER COST THAN ANY OTHER KNOWN PRODUCT.

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1.2   Patented Technology Means Real Value
      ------------------------------------
                                                  --------------------------
SAVI has and is designing products, technologies  |     SAVI has created a |
and processes that are all   and will be -        |product, technology and |
entirely covered by a patent which the Company | Process that are all | owns through its assignment from Mr. Monros, | patent-pending and the |
the CVS inventor.                                 |  Company is working on |
                                                  |        additional      |
The Company also has secured, and will continue   |       developments.    |
to undertake necessary trademarks and patents     |      All of this means |
related to its CVS technology and planned         |   long-term protection |
additional products.  MORE THEN US $5,500,000     |         for investors. |
HAS BEEN SPENT ON DEVELOPING THE CVS TO-DATE.     --------------------------

1.3   CVS TECHNOLOGY   SIMPLE BUT ADVANCED
      ------------------------------------

      Management of SAVI, when inventing the CVS, recognized a critical problem: THERE IS A LIMIT TO THE EMISSION REDUCTION THAT PCV VALUES, CLEAN BLOW-BY GASES AND HELP IMPROVE MORE EFFICIENT BURNING IN GASOLINE AND DIESEL ENGINES. NEW "LOWER PRESSURE" DRIVEN PCV TECHNOLOGY AND FUEL FORMULATION TECHNOLOGY WAS NEEDED. BELOW CERTAIN ENGINE PRESSURES, NO AMOUNT OF PRACTICAL BLOW-BY GASES ARE ELIMINATED AND THE BLOW-BY GASES CAUSE REAL EMISSION PROBLEMS IN EFFICIENT ENGINE COMBUSTION...

      Mr. Monros and SAVI realized how an additional or supplementary recovery filter and linked PCV value could be "built into" the engine crankcase and related system to solve material combustion efficiency. This would be complimentary to existing emission-reduction PCV mechanisms and also be unobtrusive.

      The CVS is the next logical step in blow-by gas and emission reduction technology. With cleaner fuels, along with the associated hardware, approaching their theoretical limits, the CVS is the supplementary means required to reduce the vehicle emissions problem. The CVS is intended to supplement existing PCV and check values. It is a lower pressure enabled technology, so it can ventilate the crankcase effectively. It takes advantage of better filtration and separation systems to promote more efficiency between the intake manifold and the crankcase.

      The CVS has the potential of greater effectiveness than the passive and high pressure engine check value system currently in use, both in further combustion of originally incomplete combustion (carbon monoxide, hydrocarbons).


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      The Company can deliver today its commercial viable CVS technology to the automobile and transportation marketplace. So simple in design is the CVS technology that the device is cost efficient to manufacture and will cost less then US$100 each to produce.

      THE CVS TECHNOLOGY CIRCUMVENTS THE NEED TO WAIT FOR AUTOMOBILE MANUFACTURERS AND FUEL FORMULATORS IN IMPLEMENTING MORE EFFICIENT EMISSIONS REDUCTIONS. IMPROVEMENTS IN AIR QUALITY CAN BE ACHIEVED IN A MORE TIMELY FASHION, SINCE OLDER VEHICLES CAN BE INCLUDED IN EMISSION CONTROL PROGRAMMES, WITH THE BENEFIT OF REDUCING EMISSIONS IMMEDIATELY UPON INSTALLATION OF THE RETROFIT.

           A cross-section view of the CVS system and technology
          -------------------------------------------------------

                   [Diagram of the CVS system and technology]

      THE CVS HYDROCARBON SEPARATOR AND RETRIEVER OR RECOVERY FILTER IS A KEY ELEMENT OF THE SYSTEM IN THAT IT, WITH A PCV VALUE DEVICE, ENABLES THE DEVICE TO RECOVERY LOWER PRESSURE HYDROCARBONS, WHICH HAVE BEEN A REAL AND MATERIAL CONTRIBUTOR TO HIGHER ENGINE EMISSION LEVELS AND LESS EFFECTIVE ENGINE OPERATION.

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1.4   Market Opportunities
      --------------------

      THERE ARE NOW REPORTED TO BE A TOTAL OF NEARLY 900 MILLION VEHICLES IN THE WORLD. Of that total, China and India, with at least one billion people each, have only 10 vehicles for every 1,000 people. The potential for increases in vehicle ownership in these large developing countries is therefore enormous. Acquisition of vehicles in those developing countries is expected to be "old" vehicles more than 5 years old. Source: Frost & Sullivan, 2003.

      By 2005 it is projected that 80% of all gasoline sold in the world will be unleaded. Even with these improvements, however, TRANSPORTATION STILL STANDS OUT AS A MAJOR SOURCE, EVEN A DOMINANT SOURCE, OF THE POLLUTION PROBLEMS THAT COUNTRIES DEAL WITH, AND, THIS IS ESPECIALLY TRUE IN MAJOR URBAN AREAS AROUND THE WORLD.

                       [Diagram of paragraph above]

      Some consequences of all these millions of vehicles are the serious pollution problems that countries presently face. In the urban setting, this comes in the form of CO, lead, particulate matter, and nitrogen dioxide. Regionally, emissions can result in photochemical smog, or ozone, and acid rain. At the global and long-term level, one ends up with greenhouse gases and global warming. In the U.S., some serious air pollution problems certainly remain. In 1997, 110 million Americans lived in non-attainment areas. THE EPA'S FORECAST FOR 2007 IS THAT 129 MILLION PEOPLE WILL BE LIVING IN ONE OF EITHER 28 OZONE NON-ATTAINMENT AREAS OR 80 MARGINAL AREAS. SERIOUS PROBLEMS PROJECTED INCLUDE CROP LOSSES, IMPAIRED VISION, EUTROPHICATION, AND IMPACTS ON PUBLIC HEALTH.

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/letterhead/ Savi Media Group, Inc.                                  Page 7
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      Analysts at IDC, General Motors and Ford Motor Company note the following:

1900-45: Technological convergence; little emission reduction technology.

1945-73: Emphasis on car style plus incremental emissions reduction technological changes.
1974-1983: U.S. auto industry in crisis due to oil price shocks and import competition; catalytic converters become the emission solution.
1984 -
present: Technological changes are used to increase vehicle performance and size and lower emissions. However, no fundamental changes in powertrain or fuel has, or ever, been completed. The reader should note that engine innovation has occurred even during periods of constant emissions requirements. Overall, emissions problems and regulations can be summarized as:


           - Historically, air pollution policies have often been enacted prior to there being definitive scientific evidence and prior to there being well-understood technological responses.

           - Emissions standards have generally been set by "roll-back".

           -     PROGRESS IS MOST DIFFICULT WHEN CORE PRODUCTS ARE
                 THREATENED.

           - AIR POLLUTION POLICY HAS HAD VIRTUALLY NO EFFECT ON THE OVERALL LONG-TERM FATE OF THE AUTOMOBILE, OIL INDUSTRIES, OR OF SPECIFIC FIRMS, BUT, IT HAS HAD A LARGE IMPACT ON THE SHAPE OF SOME TECHNOLOGIES, SUCH AS CATALYSTS.

           - Research is often narrowly framed, leading to costly errors.

           - In the past, U.S. auto standards have often been met best by imports, largely due to the better management/production practices of foreign auto firms, and because those firms tend to have less political leverage and so tend to accept regulation more and fight it less.

           - There has been repeated consideration of alternative fuels and power trains, BUT INCREMENTAL CHANGES TO CONVENTIONAL TECHNOLOGIES HAVE ALWAYS WON.

      WHEN ONE READS THE ABOVE IT BECOMES VERY CLEAR THAT SAVI HAS A PRACTICAL SOLUTION TO ENGINE EMISSIONS REDUCTION IN VEHICLES.


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/letterhead/ Savi Media Group, Inc.                                  Page 8
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1.5   Finding Leading Strategic Partners
      ----------------------------------

      A key part of SAVI's core short- and long-term strategy is to work with chosen business, strategic and OEM partners to drive re-occurring revenues. The Company's wide range of versions of its CVS product gives other developers, OEMs and licensees the flexibility to utilize different aspects of the Company's technologies.

      THIS INNATE FLEXIBILITY ALLOWS CUSTOMERS THE FREEDOM TO DETERMINE THE MOST EFFICIENT AND COST EFFECTIVE WAY OF IMPLEMENTING THE CVS TECHNOLOGY INTO THEIR PRODUCTS. THE COMPANY WILL FOCUS ON CONSISTENT "PULL THROUGH" MARKETING PROGRAMS (I.E., GETTING GOVERNMENTS AND END-USERS TO REQUEST THE CVS TECHNOLOGY AND PRODUCTS FROM VEHICLE AND TRANSPORTATION COMPANIES).

1.6   Financial Results, Projections and Source/Use of Funds
      ------------------------------------------------------

1.6.1 Financial Results
      -----------------

      The Company's current financial statements are included in Appendix
      8.1.

1.6.2 Projections
      -----------

      The Company has prepared a detailed set of management prepared year
      2005   2009 projections. These detailed projections are included in
      Appendix 8.1.

      To-date the Company has been financed through the raising of working
      capital through its founder   Mr. Monros.

      In order to continue to develop its technologies and expand its technical reach the COMPANY'S NEXT PHASE OF BUSINESS OPERATIONS REQUIRES BY THE END OF THE FOURTH QUARTER OF YEAR 2005 EXTERNAL EQUITY FUNDING OF US$5.0 MILLION. COLLECTIVELY, THIS IS REFERRED TO AS THE "FUNDING".

      Such external equity funds will enable the Company to complete the transition from its current stage to fully commercially available products.

      The Company has entered into an agreement with Redwood Entertainment Group ("REG" or the "Public Company"), a public company whose shares are listed for trading on the NASADQ Over-the-Counter Bulletin Board ("OTC BB") under the symbol "RDWE.OB". The plan is to complete a reverse merger between SAVI and reorganized REG so that eventually Serge Monros and His Partners will control the Public Company; which will change its name to; "Savi Media Group, Inc." This proposed transaction, coupled with the Funding, is expected to close by the end of calendar year 2005.

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      Within receipt of the Funding (section 1.6.3), the Company's revenues are expected to start in year 2005 (year ending December
      31st) and grow to US$250 million by 2009; these projections are:


                SAVI MEDIA GROUP, INC. MANAGEMENT PROJECTED
                      SUMMARY INCOME STATEMENT (US$)

                           2005        2006         2007        2008         2009
                        (Projected) (Projected)  (Projected) (Projected)  (Projected)
-------------------------------------------------------------------------------------
Total Revenues            3,500,000  29,000,000   72,000,000 105,000,000  250,000,000
-------------------------------------------------------------------------------------
Cost of Sales             1,500,000  12,000,000   22,500,000  33,000,000   78,000,000
-------------------------------------------------------------------------------------
R&D Costs                   500,000   3,000,000    4,000,000   5,000,000    7,500,000
-------------------------------------------------------------------------------------
Operational Expenses        439,750   1,385,000    6,620,000   8,100,000   17,000,000
-------------------------------------------------------------------------------------
EBITDA                    1,060,250  12,615,000   38,880,000  58,900,000  147,500,000
-------------------------------------------------------------------------------------

1.6.3 Use of and Source of Funding
      ----------------------------

      The Company has carefully considered the funding needed to get its business operation to generate positive cash flows. In this regard, SAVI management believes it needs cash to fund operations for the balance of year 2004 as well as for the year of 2005. The net proceeds of the planned US$5.0 million of the Funding will be used to assist in the future expected operations as:

      R&D and Product Commercialization                          4,250,000
           For work and operations

      Marketing and Sales                                          750,000
           For Year 2005

      Total Required:                                         US$5,000,000
                                                              =============
      New External Equity                                     US$4,800,000
                                                              =============
      Existing Equity Holders                                   US$200,000
                                                              =============

1.7   Valuation/Pricing Summary
      -------------------------

      The Company and its valuation/pricing advisors   Evans & Evans, Inc.
        has completed a valuation/pricing method that supports SAVI'S DEEMED POST-MONEY VALUE/PRICE OF US$66.0 MILLION FOR THE ECV-1 VALVE PRODUCT / PATENT.

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                      2 CRITICAL CORPORATE MANAGEMENT
                      -------------------------------

2.1   Management Roles
      ----------------

      To survive in today's highly competitive business environment, companies must attract new customers. At the same time, they must establish a clear brand identity, then leverage that brand by partnering with large business partners so that their innovative solutions can get to markets faster. In order to do this a firm must have strong management with varied skills. SAVI has this.

2.2   The Key Executive Management Team
      ---------------------------------

      All current and planned SAVI executives and staff work under non-compete and non-solicitation agreements that limit any such SAVI staff from directly competing with and soliciting SAVI clients for a twenty-four month period following their employment with the Company.

      The Company is blessed with a reasonable team of people that have a varied background. SAVI also has a strong technical and development team that collectively understand the marketplace opportunities as well as the commercialization process. They are:

      Mr. Serge V. Monros, Director - Chief Technology Officer
      --------------------------------------------------------
      MR. MONROS IS THE ACTUAL INVENTOR OF THE CVS TECHNOLOGY. He has more then 30-years of technical and innovative product development experience in the emissions' marketplace.

      Mr. Monros is a successful developer of technologies and an entrepreneur with experience in a number of different regions around the globe including Europe, the U.S. and Asia.

      Mr. Monros brings strategic planning and corporate vision to SAVI. He is very passionate and committed to the business plan of SAVI.

      He has been responsible of the creation of numerous technologies and automotive products that include the SAVI Crankcase Ventilation System, the Pneumatic Valve Assembly, the Hydraulic Valve assembly and an Engine Throttle Sensor Switch

      He was for an extended period a senior systems analyst and production engineer at Rockwell International. At Rockwell International he designed and manufactured special tooling for the Space Shuttle program. He also produced mechanical designs/drawings, communicated project scope/details to production teams, supervised all CNC programmers, processed change orders/revisions and resolved various production-engineering problems. Mr. Monros he conducted precision measuring/balancing to verify that parts met specified tolerance levels and ensure optimal performance and quality assurance.


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      Mr. Monros taught career training courses in Computer Aided Design &
      Computer Aided Manufacturing for five years. Owned and operated a tool and die manufacturing company. Oversaw purchasing of materials to fill production and plant requirements; defined workflow processes, developed text/graphics work instructions, data sets and tooling requirements for each production run.

      Clarified design concepts and incorporated change orders. Mr. Monros also initiated process improvements, functional test plans, and laid out new tool designs to increased efficiency, productivity, and cost reductions.

      He spends 100% of his available work time on the affairs of the Company.

      Dr. Mario Procopio, Director - Chief Executive Officer
      ------------------------------------------------------

      Dr. Procopio is the principal of REG and has been the person responsible for the financing and its varied operations for the past few years. Dr. Mario Procopio owned a financial services/asset management company for the past twelve years which has grown to a sales force of more than 60 licensed agents and 1,000 clients with more than $10 million in assets under management. Dr. Procopio is a founder of a non-profit organization consisting of 107 licensed ministers of which 44 of them are missionaries. He oversees about 22 churches and 4,000 people who are affiliated with the ministry.

      He holds a Doctorate of Divinity and a Doctorate of Theology degree. Dr. Procopio currently co-hosts a half hour talk show with Adelphia TV on local cable television. Dr. Procopio is 43 years old.

      He spends 100% of his available work time on the affairs of the Company.

2.3   Board of Directors
      ------------------

      To-date, Mr. Monros has been actively involved in clarifying the vision of the Company, drawing on his own experiences and relationships to crystallize what has become SAVI. The Company is considering to securing up to four new industry independent directors to serve on he Public Company's formal Board of Directors. The Company wants all of its management and directors to be actively involved and share in the success of the Company. The Company intends to put in place an annual review process regarding the Board of Directors, which will also be regulated through Board terms of one year, with an annual review regarding SAVI Board members. THIS SHOULD INSURE EXCELLENT CORPORATE GOVERNANCE.

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      Furthermore, this will ensure that the decision process within the
      Company is based entirely on corporate interest that is progressive to developing the Company and that the right people and experts are in place to assist SAVI in developing and implementing its business plans.

2.4   Advisory Board
      --------------

      The Company will assemble a strong outside advisory group to provide it input regarding the affairs of SAVI.

      These advisors will assist the Company in selecting certain additional critical business partners.

2.5   Operational Management
      ----------------------

      The Company's president, Mr. Monros, has also assembled a sound initial operational management team.

      Dr. Kathy Procopio, Office Manager
      ----------------------------------

      Dr. Procopio has extensive experience in financial services with 23 years in the marketplace. Her background includes working for Drexel Burnham Lambert stock brokerage in its Beverly Hills office as administrative supervisor and managing 60 sales support staff.

      Dr. Procopio in another private company provided executive oversight for a billionaire heiress who provides financial services for high profile clients in Hollywood.

      Asset management for these portfolios was in excess of $250 billion, managed in approximately 50 different accounts. Dr. Procopio is 46 years old.

      Mario Procopio and Kathy Procopio are married. There are no other family relationships among the nominees to our Board of Directors. Management does not expect that any nominee will become unavailable for election as a director, but, if for any reason that should occur prior to the Special Meeting, the person named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

      Mr. Philip Pisanelli, Manufacturing Manager
      -------------------------------------------

      Mr. Pisanelli has been employed with Boeing since 1981. Since 1984 he has served as a Senior Metrologist. While at Boeing, Mr.
      Pisanelli has worked closely with NASA and many other companies in the fields of aerospace and other developing technologies. Mr. Pisanelli is 56 years old.

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                     3 MISSION AND STRATEGIC OBJECTIVES
                     ----------------------------------

3.1   Mission
      -------

      Company management ascribes the mission of SAVI is as follows:

    "Savi Media Group, Inc. creates and commercializes the world's best blow-by gas and crankcase engine emission reduction technology."

    "We have created the World's first truly simple gasoline and diesel engine emission reduction technology and it allows us to provide clients a lower-cost and more effective and efficient emission reduction and engine efficiency (leading to better mileage and lifespan)
     solutions - NOW. The SAVI core CVS technology allows for dramatic reductions in harmful emissions in engines and vehicles, a significant reduction in costs to do so as well as reducing all related emission costs. The end result is delivering superior emission reduction technology and operating performance."

    "We will deliver our solutions with established strategic partners"

3.2   Short-Term Objectives (2004/2005)
      ---------------------------------

      The Company's short-term objectives are to become the dominant blow-by gases and related crankcase ventilation system and emission reduction provider, but also to aggressively expand into being a leading provider of multiple fuel efficiency and emission reduction technologies and related systems that solve "practical emission reduction and engine combustion systems deployment" problems. The Company spent much of the last few years putting in place a "development framework and systems and designs" to expand. THESE ACTIONS WILL RESULT IN REVENUE RESULTS BEGINNING MATERIALLY IN YEAR 2005 DUE TO THE FULL-SCALE LAUNCH IN 2005 OF THE CVS NEXT GENERATION PRODUCTS THROUGHOUT 2005.

      The critical objectives of the Company over the next twelve and twenty-four months are outlined below:

      1. COMPLETE THE FUNDING. The Company is now seeking STRATEGIC INVESTORS for the required Funding of US$5.0 million to work with the Public Company.

      Given the unique opportunity to participate in further developing a world-class vehicle emissions reduction and engine efficiency improvement solution with an attractive ROI, management believes the Funding will be secured prior to the end of December of year 2004.


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      It is management's intention to secure 100% of the equity commitment for the entire US$5.0 million from one investment banking partner, but not more than ten. That broker may seek retails investors to fund the new Public Company with SAVI vended into it. The Company will consider additional equity raises by middle of year 2006/2007 if required.

      2. CONTINUE TO ENHANCE ITS CVS PROTOTYPES AND PRODUCTS AND ENHANCE EXPECTED CAPABILITIES. YEAR 2004/2005 COMMERCIALIZATION STEPS. The Company has a strong development core team and well-respected advisors and experts to assist in a multi-phased approach to bringing the CVS technology to market. These phases are outlined below:

      Phase I: Focus on the continued development of the CVS and all related technologies so as to have a solution to be able to sell/market in all vertical markets in the near-term (i.e., early in year 2005).
      Phase II:  In combination with Phase I, continue the development of the vehicle emission reduction and engine improvement technology by incorporating the use of additional light-weight, powerful, state-of-the-art materials as well as enhanced units that are based on SAVI's leading designs. This will allow SAVI to deliver such latest generation products in year 2005 that will work with all existing gasoline and diesel engine systems.

      Phase III: To have all of its products ready for shipment by the end of the first quarter of year 2005 so as to be able to offer all strategic partners, customers, OEMs and end-users products in the first three months of year 2005.

      3. CONTINUE TO DEMONSTRATE HOW THE CVS TECHNOLOGY CAN BE RETROFITTED INTO VARIOUS STANDARD AND COMMERCIAL VEHICLES. The Company started in 1996 field-testing of its CVS technology and it continues to seek additional parties to do next generation pilots. The Company will continue the task of seeking early-stage adaptors of its CVS technology in applications and vehicles before the end of the second quarter of year 2005.

      4. SEEK TO EXPAND STRATEGIC PARTNERS AND PILOT PROJECTS. As part of the Company's business model to creating a joint venture and/or securing a licensing agreement with an established partner, SAVI management realizes it needs to continue serious discussions regarding partnering agreements before the end of year 2004 and mid year 2005 so that pilot projects (targeted at vehicle fleets) may begin in year 2005.


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      5.   "PULL-THROUGH" MARKET STRATEGY. The Company's strategy evolves around developing and commercializing its CVS technology and sub-components tailored to the specific application needs of industry OEMs and partners (e.g., fleet, transportation, automotives, trucks, etc.), while focusing solely on licensing the entire CVS technology eventually to an established party for full-scale market commercialization (i.e., automotive and/or truck manufacturer, automobile maker, automobile retrofit supplier, etc.). The Company will work directly with end-users (who could "pull-through" its products to manufacturers) as well as OEMs and partners to establish emission reduction products that are based on specific requirements and on the manufacturing and internal partners' capabilities. Conversely, with respect to the entire CVS system the Company will seek to form one or several manufacturing joint ventures or licensee agreements. In this situation, SAVI will continue to play a leading role in the development area, up to and including the production and testing of prototypes for technical and commercial evaluations. In the long-term, the Company will continue to provide technical support and research & development to the manufacturing and marketing activities of its joint venture partners regarding the CVS technology.

           Accordingly, the strategy includes three main components:

           - Development and licensing activities regarding the CVS technology;
           -     Direct sales and manufacturing activities; and
           -     Various system manufacturing and/or sale activities.

           SAVI will serve as the development arm of any OEMs and/or
           partners while also actively pursuing in years 2004   2005
           contract development and pre-production work. As part of its development role, SAVI will continue to produce and test prototypes, for external customers and for joint venture partners. It is also anticipated that small pre-production products will be carried out at SAVI's Los Angeles, California facilities under the direct supervision of its technical staff. Fine tuning adjustments usually needed during the early stages of production will best be resolved by having the OEMs and joint venture partners available on site. Once larger production volumes are needed, production will be moved to OEM and/or partners' mass manufacturing plants, whose design will benefit from the experience acquired during the ramp-up phase. The Company intends to contract with OEMs and client partners for the production and test of the samples it will need to implement its development strategy.

           In particular, the Company will focus on contract opportunities most likely to lead to licensing transactions. Such opportunities will typically involve research areas in which SAVI has a strong potential patent position and customers, which have the necessary industrial resources and market presence to successfully commercialize the licensed technologies. It is anticipated that the core CVS technology will continue to evolve for many years to come, and that competition will intensify. Accordingly, SAVI's long-term goal will be to maintain the Company at the leading edge of technological developments through continued innovations and problem solving. In this respect, SAVI may seek to participate in development consortia sponsored by government agencies and others in North America. Such involvement will have the Company benefit, directly and indirectly, from the more fundamental research findings that academic participants frequently contribute. SAVI has also demonstrated that solutions developed for a specific technology can sometimes be successfully applied to others, and that cross-fertilization is a powerful source of innovation.



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      6.   EXPERTISE ADDED TO BOARD OF DIRECTORS AS WELL AS TO CREATING A
           NEW SALES AND MARKETING ORGANIZATION. In order to identify new required functionality and to access market opportunities faster, the Company plans to add expertise to the Public Company board of directors as well as engage and hire a new technical and marketing expert.

      7. UNDERTAKE TO SIGN A STRATEGIC PARTNER AGREEMENT WITH A MAJOR "COMMERCIALIZATION" PARTNER BY SECOND QUARTER OF YEAR 2005.

      8. COMMUNICATE WITH VARIOUS MEMBERS OF STRATEGIC PARTNER'S SENIOR MANAGEMENT TEAMS. The Company is expanding the targeted audience of its "story" to its Strategic Partners' more senior management and boards of directors.

      9. OBTAIN SPONSORSHIP FROM AT LEAST ONE NEW GOVERNMENT DEPARTMENT IN YEARS 2004/2005. In order to broaden its funding opportunities within the government sector the Company will seek funds from new areas.

      10. CREATION OF YEAR 2005 CORPORATE DETAILED STATEMENT OF WORK. The Company is in the processing of creating detailed tactical plans and work statements regarding the strategic plans outlined in this document. THIS CORPORATE STATEMENT OF WORK WILL BE INSTRUMENTAL IN OUTLINING THE DETAILS AND TACTICS IT WILL EMPLOY OVER THE NEXT 12 TO 24 MONTHS IN ORDER TO REACH ITS FINANCIAL PROJECTIONS.

      11. SAVI WILL CONTINUE TO CAREFULLY CHOOSE EMERGING TECHNOLOGIES THAT ARE SPONSORED BY STRONG ORGANIZATIONS, WHICH PROVIDE A FOUNDATION FOR ITS PRODUCTS. In this regard, the Company intends to strengthen academic interest. The Company has already started such work. For example, SAVI management is planning to start a program with a few universities, to leverage its developments and findings to-date.



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3.3   Medium-Term Objectives (2006)
      -----------------------------
      During the medium-term the Company wants to make SAVI's CVS product the solutions by which strategic partners and OEMs turn to introduce their own products through and with.

      The Company wants to deliver the following:

      1. DELIVER ON STATED FORECASTED REVENUES IN BOTH AREAS. The Company will be seeking to expand its number of strategic partners to expand all of its revenues.

      2.   SEEK ON-GOING INTERNATIONAL PARTNERSHIP APPROVALS/MARKETING
           SUPPORT. The Company intends to drive for 2   5 new strategic
           partnerships.

      3. WORK WITH OTHER CORPORATE PARTIES WHO NEED/USE VEHICLE EMISSION REDUCTION TECHNOLOGY AND SOLUTIONS. This will ensure that principal marketing obstacles are solved.

           For example, to work with strategic partners on interfacing the Company's solutions to various engine and vehicle types with a practical and cost-effective CVS to obtain necessary emission reductions. Work with firms to assist in optimizing its CVS offering so that partners can deliver scalable solutions to their own clients. Ensure that parties and strategic partners drive new design and enhancement requirements.

      4. SIGN A JOINT VENTURE AGREEMENT WITH A STRATEGIC PARTNER. Central to the Company's strategy is to sign a large co-expansion agreement with a partner(s). The nature of this agreement will form the basis of the Company's indirect channels efforts.

      3.4  Long-Term Objectives (2007 & beyond)
           ------------------------------------
      Over the next six years the Company's management expects to drive revenues to more then US$250 million, with material before tax discretionary cash flows every operating year. In order to do this it must deliver on the following:

      1. Extend Joint Venture Agreements. The Company will be seeking to expand its partner(s) agreement(s) by introducing its new products and offerings to new types of broad-based engine partners.

      2.   Offer an Expanded Assortment of Products. SAVI wants to
           maintain multiple business lines   core CVS products targeted
           at vehicles, but also Mr. Monros developed Pneumatic Valve Assembly, Hydraulic Valve Assembly and the Engine Throttle Sensor Switch to other related automotive markets.


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                 4 CRANKCASE VENTILATION SYSTEM TECHNOLOGY
                 ------------------------------------------

4.1   Engine Treatment Technology   the CVS
      -------------------------------------
      The Company's CVS technology is referred to as an "Engine Treatment" technology, as the name implies, it is after the treatment of the fuel and engine systems. This area is expected to grow by a factor of one hundred over the next ten years.

      The Crankcase Ventilation System is a modular and add-on system intended for any gasoline as well as diesel motor vehicle.

      The CVS is a patented technology that has been built to vent blow-by gases from the crankcase into the intake manifold regardless of engine vacuum. It is a supplemental modular unit that can be added to any existing vehicle system or placed in any new vehicle.

      The CVS is comprised of a various components that unlike simple PCV (i.e., check) values, the CVS guarantees proper two-stage ventilation by which the orifice of the value is selectively opened to regulate the flow of gases depending on engine speed, via a throttle linkage switch.

      The CVS can be installed in less then 1 hour.

      The CVS is an improvement on the current pollution PCV reduction controls, including the implementation of cleaner fuels and related hardware. While these measures have had the intended effect of reducing pollution causing emissions, they have not eliminated the emissions to an acceptable level.

      The Company's CVS technology is more effective than passive systems currently in use, provides excellent fuel efficiency and virtually eliminates fugitive crankcase emissions.

      THE GOAL OF THE CVS TECHNOLOGY IS TO PROVIDE A MORE AGGRESSIVE METHOD OF EMISSION REDUCTION THAT IS NOT POSSIBLE BY PASSIVE MEANS AND IMPROVES FUEL EFFICIENCY.

      Vehicle emission standards have been raised in response to international government intention to reduce toxic levels of pollution-causing emissions, particularly in larger cities.




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      At present, older cars cannot efficiently improve upon the original standard to which they were built on a cost effective basis. No new
      technologies   including fuel cells - will assist here.

      At present, the timing for air quality improvements relies on the replacement of the older models with the much cleaner new models, to which the newer, higher standards are directed. THE CVS CREATES THE REAL POTENTIAL TO SHORTEN THE TIME LINE TO CLEANER AIR LEVELS. SINCE OLDER CARS CONSTITUTE A CONSIDERABLE PORTION OF THE VEHICLES ON THE ROAD TODAY. THE CVS WOULD ALLOW GLOBAL GOVERNMENT AUTHORITIES THE PRESENT ABILITY TO IMPLEMENT PRACTICAL EMISSIONS REDUCTION IN OLDER CARS AS PART OF THEIR CLEAN AIR STRATEGY.

                   Established Commercial Viable Product
                   -------------------------------------

      The CVS technology has been extensively tested internally by SAVI as well as externally by SAVI clients and leading independent automotive test organizations California Environmental Engineering
      and KLD Environmental Consultations   ALL WITH POSITIVE RESULTS
      SINCE 1996.

                       [Diagram of CVS technology]

      Product Description:
      --------------------

      CRANKCASE VENTILATION SYSTEM (GASOLINE): A flow controlled ventilation systems recovers blow-by gases and lower vapor pressure hydrocarbons. In an internal combustion engine, blow-by gases generated by the internal combustion process are ventilated from the crankcase to a recovery filter. The recovery filter has an expansion chamber allowing the blow-by gases to evenly distribute themselves before flowing past the filtration medium.


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      CRANKCASE VENTILATION SYSTEM (DIESEL): In diesel applications the
      CVS is combined with an advanced oil and vapor closed crankcase system. By enclosing the road-draft tube the blow-by gases and oil mist are filtered and recycled. The remaining gases and vapors are returned to the combustion inlet while the oil mist is returned back into the crankcase.

      THE OVERALL CVS SYSTEM EXHIBITS 99% EFFICIENCY AND 100%
      EFFECTIVENESS.

      Mr. Serge Monros, formerly a leading Rockwell International engineer and electronic technologist and consultant in California and holder of numerous international patents, has devised a unique supplementary engine ventilation and emission control and reduction system which SAVI management believes reduces emissions by as much as 40%, without any specialized additional work required by vehicle manufacturers.

      The key is that SAVI's CVS uses a process whereby it recovers and collects lower vapor pressure hydrocarbons from blow-by gases for return to the engine crankcase. SAVI's CVS does this by use of a hydrocarbon separator and retriever (i.e., known as a "recovery filter"). The CVS improves engine operations and lowers emissions.

      Company and independent testing indicates that the CVS in gasoline engines reduces nitrogen oxides ("NOx") by as much as 25% and reduces hydrocarbons and carbon monoxide as much as 40%, increases gas mileage by as much as 30% and prolongs engine life by as much as 100%. The CVS also increases the useful life of the engines spark plugs and oil contamination and sludge build-up are also reduced, extending the time required between tune-ups. In diesel engines the CVS obtains similar engine enhancement and lower emission results.

      COMPANY MANAGEMENT IS NOT AWARE OF ANY OTHER FIRM THAT HAS SUCH DESIGNS PROVIDING SAVI THE ABILITY TO COME TO MARKET SOONER AND PROVIDE PRACTICAL ENGINE ENHANCEMENT AND VEHICLE EMISSIONS REDUCTION SOLUTIONS TO THE AUTOMOTIVE, COMMERCIAL VEHICLE AND TRANSPORTATION MARKETS AT LOWER COST THAN ANY OTHER KNOWN PRODUCT.

      Although aimed primarily at the automobile sector, the CVS technology is a environmental-friendly product that can be applied in other industries. Its use in reducing emissions will be encouraged by governments seeking to achieve reduction in air pollution.


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      SAVI'S TECHNOLOGY IS AVAILABLE FOR OLDER AND NEW VEHICLES. While the
      CVS technology can be installed at the OEM level, on new vehicles, the CVS technology's immediate application will be in the retrofit market on vehicles already on the road.

4.2   Major Benefits of the CVS
      -------------------------
      There are several advantages to the CVS as an engine enhancement and emission control device both in North America and in the rest of the world:

      - The CVS can be applied to OLDER CARS, ELIMINATING THE NEED TO WAIT FOR IMPROVED FEATURES OR STANDARDS TO BE APPLIED TO NEW VEHICLES ONLY.
      - New technologies and upgrades can be applied at each scheduled service replacement.
      - Supplementary technologies enable the collection and organized disposal of toxics, as supplementary technologies do not exclude periodic replacement or service.
      - The CVS separates the formulation of emission control standards from the limitations of the make, year or purpose of the device.
      -    THE CVS CAN BE APPLIED NOT ONLY TO CARS BUT ALSO TO ALL TYPES
           OF VEHICLES   INDUSTRIAL, COMMERCIAL, EQUIPMENT, MARINE
           ENGINES, ETC.
      - THE CVS CAN REDUCE EMISSIONS EVEN ON NEW ENGINES, EVEN THOSE UTILIZING THE MOST MODERN TECHNOLOGIES, GENERALLY UP TO 40% AND OCCASIONALLY UP TO 50%.
      - THE CVS IN ANY & ALL VEHICLES CAN INCREASE THE MILES PER GALLON GENERALLY UP TO 20%, REDUCE THE NEED FOR OIL CHANGES TO ABOUT EVERY 150,000 MILES, AND INCREASE HORSEPOWER GENERALLY UP AN ADDITIONAL 10-15%.
      - THE CVS IS A PATENTED TECHNOLOGY FOR THE U.S., CANADA AND SELECTED OVERSEAS MARKETS.
      - TO-DATE TEST RESULTS HAVE BEEN VERY ENCOURAGING AND HAVE VALIDATED THE CLAIMS MADE BY THE COMPANY. For example, tests were conducted by CEE (a greater Los Angeles area based leading independent environmental testing firm) over the last eight years. Overall, CEE is a consulting firm specializing in the testing of environmental and engine instrumentation. CEE CONCLUDED AFTER TESTING THAT (SIC): "WE HAVE EVALUATED THE DATA FROM THE TEST RUNS IN THE DEMONSTRATION OF THE CVS. WE CAN ATTEST TO THE POSITIVE EFFECT OF THE CVS. IN CONCLUSION, THE TECHNOLOGY HAS DEMONSTRATED THAT IT HAS BOTH ECONOMIC AND ENVIRONMENTAL BENEFITS".



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                             5 MARKET ANALYSIS

5.1   MARKETPLACE FACTS AND BIGGEST OPPORTUNITIES
      -------------------------------------------
      THERE ARE NOW REPORTED TO BE A TOTAL OF NEARLY 900 MILLION VEHICLES IN THE WORLD. Of that total, China and India, with at least one billion people each, have only 10 vehicles for every 1,000 people. The potential for increases in vehicle ownership in these large developing countries is therefore enormous. Acquisition of vehicles in those developing countries is expected to be "old" vehicles more than 5 years old. Source: Frost & Sullivan, 2003.

      By 2005 it is projected that 80% of all gasoline sold in the world will be unleaded. Even with these improvements, however, transportation still stands out as a major source, even a dominant source, of the pollution problems that countries deal with, and, this is especially true in major urban areas around the world.

                   [Diagram of paragraph described above]

      SOME CONSEQUENCES OF ALL THESE MILLIONS OF VEHICLES ARE THE SERIOUS POLLUTION PROBLEMS THAT COUNTRIES PRESENTLY FACE. IN THE URBAN SETTING, THIS COMES IN THE FORM OF CO, LEAD, PARTICULATE MATTER, AND NITROGEN DIOXIDE. Regionally, emissions can result in photochemical smog, or ozone, and acid rain. At the global and long-term level, one ends up with greenhouse gases and global warming. In the U.S., some serious air pollution problems certainly remain. In 1997, 110 million Americans lived in non-attainment areas. THE EPA'S FORECAST FOR 2007 IS THAT 129 MILLION PEOPLE WILL BE LIVING IN ONE OF EITHER 28 OZONE NON-ATTAINMENT AREAS OR 80 MARGINAL AREAS. SERIOUS PROBLEMS PROJECTED INCLUDE CROP LOSSES, IMPAIRED VISION, EUTROPHICATION, AND IMPACTS ON PUBLIC HEALTH.



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      Analysts at IDC, General Motors and Ford Motor Company note the following:

      1900-45: Technological convergence; little emission reduction technology.
      1945-73: Emphasis on car style plus incremental emissions reduction technological changes.
      1974-1983: U.S. auto industry in crisis due to oil price shocks and import competition; catalytic converters become the emission solution.
      1984 -
      present: Technological changes are used to increase vehicle performance and size and lower emissions. However, no fundamental changes in powertrain or fuel has, or ever, been completed. The reader should note that engine innovation has occurred even during periods of constant emissions requirements. Overall, emissions problems and regulations can be summarized as:

           - Historically, air pollution policies have often been enacted prior to there being definitive scientific evidence and prior to there being well-understood technological responses.
           - Emissions standards have generally been set by "roll-back".
           -     PROGRESS IS MOST DIFFICULT WHEN CORE PRODUCTS ARE
                 THREATENED.
           - AIR POLLUTION POLICY HAS HAD VIRTUALLY NO EFFECT ON THE OVERALL LONG-TERM FATE OF THE AUTOMOBILE, OIL INDUSTRIES, OR OF SPECIFIC FIRMS, BUT, IT HAS HAD A LARGE IMPACT ON THE SHAPE OF SOME TECHNOLOGIES, SUCH AS CATALYSTS.
           - Research is often narrowly framed, leading to costly errors.
           - In the past, U.S. auto standards have often been met best by imports, largely due to the better management/production practices of foreign auto firms, and because those firms tend to have less political leverage and so tend to accept regulation more and fight it less.
           - There has been repeated consideration of alternative fuels and power trains, BUT INCREMENTAL CHANGES TO CONVENTIONAL TECHNOLOGIES HAVE ALWAYS WON.

      WHEN ONE READS THE ABOVE IT BECOMES VERY CLEAR THAT SAVI HAS A PRACTICAL SOLUTION TO EMISSIONS REDUCTION IN VEHICLES. THIS IS IMPORTANT AS IT IS ESTIMATED THAT DEPENDING UPON THE ENGINE FAMILY AND ITS APPLICATION, CRANKCASE EMISSIONS ACCOUNT FOR 35% OF DIESEL ENGINE PARTICULATE EMISSIONS AND 50% OF HYDROCARBONS EMISSIONS.


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      Some other significant vehicle trends are that since 1970, the average fuel economy of light duty passenger cars has increased from just under 15 mpg to just under 25, while light duty trucks have only increased from about 10 mpg to 15. The global production of vehicles has increased from 10 million/year in 1950 to over 70 million/year at the end of the 2003. Likewise, motorcycle production increased significantly around the world from 1990 to 1994 in both developed and developing nations alike. The total number of cars, commercial vehicles and motorcycles increased to just under 900 million in 2003 from less than 50 million in 1930.

      If one looks at the proportion of where the world's vehicles were located in 2003, the U.S. and Canada had 751 vehicles for every
      1,000 people; Japan   547; Oceania   471; Europe   283. At the other
      end of the spectrum, Asia had the least vehicle/population density at 19, Africa had a bit more at 22, and the world had an average of
      117. These numbers tend to correlate fairly closely with GDP such that nations with higher GDP/person tend to own more vehicles per person. However, there is some variation in this theme such that countries like Switzerland, Japan, Norway and Denmark all have higher GDP per person than the U.S., but the U.S. owns more cars per person.

      WITH REGARD TO THE LATTER, THE WORLD HEALTH ORGANIZATION HAS CONCLUDED THAT 460,000 PREMATURE DEATHS RESULT EACH YEAR GLOBALLY FROM PM AND 370,000 FROM SULFUR DIOXIDE. In California, the Air Resources Board has determined that the toxicity of diesel PM can cause high concentrations of cancer in rats while 30 human epidemiological studies have found a link between diesel PM and lung cancer. California was the first jurisdiction in the world to unify light truck and passenger vehicle emissions standards. The EPA has proposed to do the same, but true standards unification will not be fully phased-in until 2009.

      In India, the story of vehicle emissions control progress has not been as promising as in China. India now has catalytic converter requirements in the cities, but since there is no unleaded fuel available outside those areas, many of these devices have likely been poisoned. Pollution control measures have largely been spearheaded by the Supreme Court in India, rather than through the legislative or executive branches of government. While significant improvements have been made with regard to cleaning up local emissions from vehicles, the developments with regard to greenhouse gas emissions have not been as successful.

      IF ONE BREAKS DOWN WHERE THE GLOBAL SOURCES OF CARBON DIOXIDE ARE COMING FROM, IT BECOMES EVIDENT THAT 77% ORIGINATES FROM ENERGY CONSUMPTION, BUT OF THAT FIGURE, ONLY ABOUT 15% ORIGINATES FROM TRANSPORTATION ENERGY SOURCES. BY COMPARISON, IN THE U.S., THE PERCENTAGE OF TOTAL CO2 PRODUCED WHICH ORIGINATES FROM THE TRANSPORTATION SECTOR IS 31% WHILE IN EUROPE IT IS 26% AND IN LATIN AMERICA 32%. THE U.S., IN TURN, PRODUCES THE GREATEST AMOUNT OF CO2 FROM THE TRANSPORTATION SECTOR PER CAPITA.


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      Widely respected Global Automotive Group, DRI-WEFA of Lexington,
      Massachusetts, USA notes that despite over four decades of societal awareness of the ecological and political impact of the use of fossil fuel burning vehicles for private transport will key critical (ALL SUPPORTING THE NEED FOR SAVI'S CVS):

      - THERE ARE NO TRENDS TO INDICATE THAT A MAJOR SHIFT IN VEHICLE USE WILL OCCUR THROUGH 2020. Despite increased congestion, use trends in all of the world's global regions show that the use of personal motor vehicles increases while patronage of public transport is decreasing or holding steady except for light rail in Japan.

      - Vehicle power to weight ratio is increasing in all regions, indicating a consumer preference for increased acceleration and/or hauling capacity.

      - Legislation to promote alternative transportation or car-free zones may limit or prohibit the use of vehicles in congested city centers, but there is no evidence to support the forecasts that this will have a profound impact of the sales of more conventional vehicles, on personal vehicle performance or powertrain technologies in more conventional vehicles.

      - Zero emission vehicles are likely to take the form of low power electric vehicles for use in controlled neighborhoods such as retirement communities, or cooperatively or corporately owned fleets for the purpose of car-sharing in downtown (city center) areas.

      - Engine treatment technology will determine what may be built, but fuel consumption will determine what will be built.

      - The port injected, stoichiometric spark ignited engine with so-called three-way catalyst exhaust treatment is and will continue to be the "best available control technology," and will be the benchmark by which emissions from other engines are judged.

      - Of the alternative engines, HCCI (CAI) and lean port injected engines have exhaust characteristics that are easiest to treat.

      - The high-speed diesel is most at risk, AND WILL NEED ENGINE TREATMENT BREAKTHROUGHS UNDER SEVERE PARTICULATE AND NOX SCENARIOS.

      - All engines will come under increasing scrutiny for toxins - Diesel is most at risk under this category as well.

      - IMPROVED GASOLINE ENGINES COULD RETAIN APPROXIMATELY ONE-HALF OF THE GLOBAL MARKET BY 2020.


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      -    The baseline spark ignited engines will improve fuel
           consumption, on average, 1/2% per year between 2008 and 2020. These improvements will come from evolutionary developments in friction reduction, manufacturing improvements, mass reduction, improved management, etc. as well as the application of technologies.

      - Despite improvements in friction reduction, manufacturing, etc., the Diesel will exhibit much less improvement in overall fuel efficiency due to the increases in fuel consumption required to effect exhaust gas treatment of NOx and particulates. Nonetheless, the Diesel will remain the most efficient internal combustion engine through 2020.

      - Diesels continue to gain share where emissions regulations allow it.

      - GDI gasoline engines, combined with some vehicle segmentation shifts, are promising to enable future fuel efficiency mandates to be met if toxicity issues rule-out the diesel, but cost and emission improvements will be needed for GDI, especially when operated in stratified form.

      -    Fuel Cells - provided there is successful technology
           development and manufacturing cost reduction, one may see the start of commercial inroads towards the end of 2020. Zero
           emission vehicles   will not be a substitute for more
           conventional light vehicles for several reasons including continued range limitations and rate of recharging.

               Table 1. Most likely power unit shares in 2020

              Global Market Share of Engine Technologies: 2020

                           Conv SIE     Adv SIE          GDI        HSDI
      -------------------------------------------------------------------
      Baseline                  52%         13%          10%         25%
      -------------------------------------------------------------------
      Easy Street               51%         22%          26%          0%
      -------------------------------------------------------------------
      Rough Ride                 7%         24%          69%          0%
      -------------------------------------------------------------------
      Source: Global Automotive Group

      - Significant gains in fuel efficiency can be achieved while retaining the current investment in engine technologies.

      - Port fuel injection and direct fuel injection engines, both gasoline and diesel, are most likely to continue to share the global marketplace.

      - Plausible levels of fuel efficiency and crankcase emissions reduction standards may be disruptive, requiring regulatory trade-offs between air quality, energy dependency and global warming by 2020. THE ONLY REAL FINAL ANSWER TO ENGINE EFFICIENCY IMPROVEMENT AND EMISSIONS REDUCTION WILL BE PRIVATE FIRM INNOVATION. CVS IS SUCH AN INNOVATION.


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                              6 FINANCIAL PLAN
                             -----------------

6.1   Financial Results, Share Structure and Financial Projections
      ------------------------------------------------------------
6.1.1 Financial Results and Efforts To-Date
      -------------------------------------
      The Company's historical operations and most recent summarized financial statements are attached in Appendix 8.1. The statements provide the reader with a basic financial roadmap of what the Company has spent and incurred in developing its technologies and systems to-date as well as sales of existing products. The management of the Company does not believe it is indicative of the forward-looking price and value of SAVI given its market and expansion plans, designs and the interests expressed by parties to aiding it in further marketing its existing and new product offerings. To-date, the Company has not earned significant revenues and is considered to be in the transition from being at the development stage to full-scale commercial launch. The Company has not generated any material revenues from operations. The Company's financial statements have been prepared on a going concern basis, which is dependent on the Company's ability to obtain additional financing and, ultimately, attain profitable operations. Management is of the opinion that sufficient working capital will be obtained from external financing to meet SAVI's commitments as they become payable.

6.1.2 Share Structure
      ---------------

      The Public Company, post merger with SAVI, will have issued and outstanding approximately 400,000,000 common shares.
                                -----------

6.1.3 Financial Projections
      ---------------------

      The Company has prepared a detailed set of management prepared year
      2005   2009 projections. These detailed projections are included in
      Appendix 8.1. To-date the Company has been financed through the
      raising of working capital through its founder   Mr. Monros and his
      Partner   Mario Procopio. In order to continue to develop its
      technologies and expand its technical reach the COMPANY'S NEXT PHASE OF BUSINESS OPERATIONS REQUIRES BY THE END OF THE FOURTH QUARTER OF YEAR 2005 EXTERNAL EQUITY FUNDING OF US$5.0 MILLION. The plan is to complete a reverse merger between SAVI and a reorganized REG so that eventually Serge Monros and Mario Procopio will control the Public Company; which will change its name to; "Savi Media Group, Inc." This proposed transaction, coupled with the Funding, is expected to close no later than the end of calendar year 2005. Within receipt of the Funding, the Company's revenues are expected to start in year 2005 (year ending December 31st) and grow to US$250 million by 2009; these projections are:


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                SAVI MEDIA GROUP, INC. MANAGEMENT PROJECTED
                      SUMMARY INCOME STATEMENT (US$)

                           2005        2006         2007        2008         2009
                        (Projected) (Projected)  (Projected) (Projected)  (Projected)
-------------------------------------------------------------------------------------
Total Revenues            3,500,000  29,000,000   72,000,000 105,000,000  250,000,000
-------------------------------------------------------------------------------------
Cost of Sales             1,500,000  12,000,000   22,500,000  33,000,000   78,000,000
-------------------------------------------------------------------------------------
R&D Costs                   500,000   3,000,000    4,000,000   5,000,000    7,500,000
-------------------------------------------------------------------------------------
Operational Expenses        439,750   1,385,000    6,620,000   8,100,000   17,000,000
-------------------------------------------------------------------------------------
EBITDA                    1,060,250  12,615,000   38,880,000  58,900,000  147,500,000
-------------------------------------------------------------------------------------

6.2    Use of Proceeds and Pricing Analysis
       ------------------------------------
6.2.1  Use of Proceeds
       ---------------
       The Company has carefully considered the funding needed to get its business operation to generate positive cash flows. In this regard, SAVI management believes it needs cash to fund operations for the balance of year 2004 as well as for year 2005. The short term net proceeds of the planned US $5.0 million private placement funding will be used to assist in the future expected operations as:

       R&D and Product Commercialization                      US$4,250,000

       Marketing and Sales                                         750,000

       Total Required:                                        US$5,000,000
                                                              =============
       New External Equity                                    US$4,800,000
                                                              =============
       Existing Equity Holders                                  US$200,000
                                                              =============

       THE SECOND LEVEL OF FUNDING OR NET PROCEEDS IS EXPECTED TO BE IN THE RANGE OF US $10-$50 MILLION.

       THE THIRD LEVEL OF FUNDING OR NET PROCEEDS IS EXPECTED TO BE IN THE RANGE OF US $100-$250 MILLION, FOLLOWED BY A REGISTRATION OF US $250-$500 MILLION.

       Overall, the Company indirect channels strategy will enable SAVI to find partners that will be multi-channel marketing partners, where SAVI will be the R&D and product developer. This will allow complete "end-to-end solutions" to be delivered by SAVI manufacturers, partners and OEMs.


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6.2.2  Valuation/Pricing Analysis of SAVI
       ----------------------------------
       The Company and its valuation/pricing advisors   Evans & Evans,
       Inc.   has completed a valuation/pricing method that supports
       SAVI's deemed post-money value/price of US$66.0 million for the ECV-1 Valve Product / Patent.

                                WEB ADDRESS
                       http://www.SaViMediaGroup.com



             SAVI MEDIA GROUP - SYMBOL = SVMI.OB
             SAVI MEDIA GROUP (OTC BB: SVMI.OB)
             Quote data by Reuters   SVMI.OB



















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                                  7 RISKS
                                  --------

       With an experienced technical inventor and an interesting and compelling technology that has been developed and is still being enhanced, the management of the Company anticipates the growth it has projected.

       There are, however, factors that are sources of uncertainty, as outlined below.

       NEED FOR FUNDS

       The Company is currently at a stage where it requires external capital to expand and grow its business. It needs to obtain minimally US$5.0 million by the end of the fourth quarter of year 2005. There can be no certainty that the Company can obtain these funds.

       AGREEMENTS IN PLACE

       While the Company has reached certain initial agreements with partners such full-scale material revenue generation agreements are not yet in place on the terms and conditions SAVI management believes that they will be. THESE AGREEMENTS NEED TO BE COMPLETED AS SOON AS REASONABLY POSSIBLE.

       MARKETPLACE   EMISSIONS REDUCTION TECHNOLOGIES

       The marketplace that the Company is trying to service is becoming
       more competitive with offerings from many companies   including
       established emission control and automotive companies.

       While none appear to be offering the type of emission reduction technology and quality solution that SAVI is, this may change as many firms are working on new emission reduction type technologies and related approaches. The marketplace may also be eventually dominated BY MANY LARGE COMPETITORS WITH ACCESS TO SIGNIFICANTLY MORE FINANCING THAN THE COMPANY.

       DELAYS IN NEW RELEASING ITS TECHNOLOGIES

       Given the nature of the development of SAVI risk exists with respect to POSSIBLE DELAYS IN COMPLETION OF ANY OF ITS PLANNED PRODUCTS, ENHANCEMENTS AND RELATED VERSIONS OF SAVI'S PRODUCTS, which could adversely affect its viability and investors patience.

       COSTS AND PRICING

       The costs associated with making well-known emission control and reduction systems have decreased in the last three to five years as certain approaches and elements have become more cost effect to produce. With more emission reduction technologies dropping in price THE ABILITY TO CHARGE PREMIUM PRICES FOR EMISSION CONTROL AND REDUCTION TECHNOLOGIES MAY BECOME MORE DIFFICULT.


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       UNPROVEN NEW MARKETS

       THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO
       PENETRATE THE MARKETPLACES TO THE DEGREE AND IN THE TIME FRAMES CURRENTLY ENVISIONED by Savi Management.

       FINANCIAL FORECASTS

       The forecasts of the Company are based on SAVI management's best estimates as to future results and the assumptions are drawn from its experience and market demographics and statistics, however, FINANCIAL RESULTS MAY DEVIATE MATERIALLY FROM THOSE OUTLINED IN THE BUSINESS PLAN.

       REGULATORY AND ENVIRONMENTAL CHANGE

       The Company's areas of business may be affected from time to time by such matters as changes in general economic conditions, changes in laws and regulations, taxes, tax laws, prices and costs, and other factors of a general nature which may have an adverse effect on SAVI's business.

       PRODUCT INFRINGEMENT

       The Company is not aware of any product infringement on the proprietary rights of third-parties. There can be no assurance, however, that third parties will not claim such infringement by SAVI. Any such claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements which, if required, may not be available on acceptable terms. Any of the foregoing could have a material adverse affect on business, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

       FUTURE REVENUES

       THE FUTURE REVENUE GROWTH OF THE COMPANY WILL DEPEND IN LARGE PART ON THE ABILITY TO SUCCESSFULLY MARKET AND SELL THE LICENSING RIGHTS TO THE CVS TECHNOLOGY. The Company may not be able to successfully manage the expansion of such functions. If unable to acquire sufficient licensees, the Company may not be able to increase revenues to the extent necessary to achieve profitability.


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                                8 APPENDICES
                                ------------
Appendices
----------
8.1    Pricing Analysis

8.2    Financial Projections Years 2005 - 2014

8.3    Further Supporting Documentation







---------------------------------------------------------------------------
Information presented herein, while obtained from various inside and outside sources, which SAVI management believes is reliable, is not guaranteed either as to accuracy or completeness. The information is provided as of the date of the Business Plan. SAVI assumes no liability to any party as to its use or an obligation to update the information or advises on further developments relating to these securities. This Business Plan is for information purposes only and should not be construed as an offer or solicitation to buy any securities mentioned herein. No representation is made, nor implied, that estimates the fair market value of SAVI, nor is completion of such a financing expressed or implied to be assured. At the same time, there can be no assurances, or is there any suggestion, that SAVI is assured of reaching their stated financial projections. This Business Plan contains forward-looking statements reflecting SAVI's present expectations. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including, without limitation, SAVI's ability to develop commercially sell and market viable products. Development delays, changing regulations, the Company's ability to attract and retain business partners, future levels of funding, competition from other firms, other advanced and existing technologies, evolving markets, SAVI's ability to protect its intellectual property, the Company's ability to successfully integrate its technologies and the Company's ability to secure the capital required for market and product development, operations and marketing remains uncertain.



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                                Appendix 8.1
                                ------------
                              Pricing Analysis
                             -----------------

SAVI
Comparable Analysis
EDITDA and Net Income Multiplier
                                                                                  Mkt
                                                                     Mkt   MKT   /Cap
                              Market                           TTM  /Cap  /Cap    Net
              Exch           Capital       TTM       TTM       Net  Reve   EBI    Inc
Company Name  ange   Ticker  ization  Revenues    EBITDA    Income  nues   TDA    ome
------------------  ------- -------- --------- ---------  -------- ----- -----  -----
Tennecco
  Automotive
 Inc          NYSE      TEN   567.03  3,766.00    329.00     27.00  .015  1.72  21.00
ArvinMeritor
 Inc          NYSE      ARM 1,370.96  7,788.00    502.00    136.00  .018  2.73  10.08
Aftermarket
 Technology
 Corp       NASDAQ     ATAC   283.33    367.06     58.79     20.51  0.77  4.82  13.81
Dana
 Corporation  NYSE      DCN 2,747.47  7,964.00    545.00    222.00  0.34  5.04  12.38
Delphi
 Corporation  NYSE      DPH 5,207.86 28,096.00  1,070.00    -56.00  0.19  4.87    n/a
Visteon
 Corporation  NYSE       VC 1,320.00 17,660.00 -1,130.00 -1,213.00  0.07   n/a    n/a
Champion
 Parts Inc     OTC  CREB.OB     3.98     24.02      2.76      1.10  0.17  1.44   3.62
Clarcor Inc   NYSE      CLC 1,070.00    741.36    106.05     54.55  1.44 10.09  19.62
Edelbrock
 Corp       NASDAQ     EDEL    90.25    115.30     10.20      3.10  0.78  8.85  29.11
R&B Inc     NASDAQ     RBIN   177.19    222.08     28.18     13.30  0.80  6.29  13.32
Eaton
 Corporation  NYSE      ETN 9,176.00  8,061.00    603.00    386.00  1.14 15.22  23.77
Parker
 Hannifin
 Corporation  NYSE       PH 6,582.97  6,410.00    525.00    196.00  1.03 12.54  33.59
Williams
 Control
 Inc           OTC    WMCOE    35.60     51.90      2.20      1.10  0.69 16.18  32.36
American
 Axle &
 Manufacturing
 Holdings Inc NYSE      AXL 1,784.98  3,682.70    535.00    197.10  0.48  3.34   9.06
Hayes
 Lemmerz
 International
 Inc          NYSE     HAYZ  479.669  2,056.40  1,167.20    996.50  0.23  0.41   0.48
------------------------------------
                                   |   Average                      .056  6.68  17.09
                                    -------------------------------------------------

Millions of US $
TTM = Trailing Twelve Months
(1) EBITDA Mulitplier
-------------------------------------------------------------------------------------
                                 Discount Range to Apply*
Calculated Adjusted              ------------------------                  Multiple to
 Average - EBITDA                              Multiplier                  Use, Say
-------------------                            ----------               -------------
           6.68             30%                    4.68            4.68
           6.68                            35%     4.34            4.34
-------------------------------------------------------------------------------------
                                                         | Average           4.51
                                                   ----------------------------------
         *Discount range of 30% to 35% off calculated multiplier reflects public company, size, liquidity differences and business financial risk to the Report.


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
Pricing Model
Fiscal Year 2005 EBITDA                       1,006,250
Fiscal Year 2006 EBITDA                      12,615,000
Fiscal Year 2007 EBITDA                      38,880,000
Weighted 2005, 2006 & 2007                   18,172,750
(2004 - 2005: 50% - 2006 & 30% - 2007)
       Less: Equity Required:                 2,000,000
                                            -----------
       Implied Revenue Average:              16,172,750

       Projected Pricing Low-End:            70,000,000
       Projected Pricing High-End:           76,000,000

(2) Net Income Multiplier
-------------------------------------------------------------------------------------
                                 Discount Range to Apply*
Calculated Adjusted              ------------------------                  Multiple to
Average-Net Income                                                         Use, Say
-------------------                                                     -------------
          17.09             30%                                   11.96
          17.09                            35%                    11.11
-------------------------------------------------------------------------------------
                                                         | Average             11.54
                                                   ----------------------------------

*Discount range of 30% to 35% off calculated multiplier reflects public company, size, liquidity differences and business financial risk in the Report.

Pricing Model
Fiscal Year 2005 Net Income                     437,500
Fiscal Year 2006 Net Income                   5,437,500
Fiscal Year 2007 Net Income                  16,200,000
Weighted 2005, 2006 & 2007                    7,666,250
(2004 - 2005: 50% - 2006 & 30% - 2007)
       Less: Equity Required:                 2,000,000
                                            -----------
       Implied Revenue Average:               5,666,250

       Projected Pricing Low-End:            63,000,000
       Projected Pricing High-End:           68,000,000

Average of NPV of EBITDA and net income Multiple, Say:      66,000,000


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                                Appendix 8.2
                               -------------
              Detailed Financial Projections Years 2005 - 2009
             -------------------------------------------------


                SAVI MEDIA GROUP, INC. MANAGEMENT PROJECTED
                      SUMMARY INCOME STATEMENT (US$)

                           2005        2006         2007        2008         2009
                        (Projected) (Projected)  (Projected) (Projected)  (Projected)
-------------------------------------------------------------------------------------
Total Revenues            3,500,000  29,000,000   72,000,000 105,000,000  250,000,000
-------------------------------------------------------------------------------------
Cost of Sales             1,500,000  12,000,000   22,500,000  33,000,000   78,000,000
-------------------------------------------------------------------------------------
R&D Costs                   500,000   3,000,000    4,000,000   5,000,000    7,500,000
-------------------------------------------------------------------------------------
Operational Expenses        439,750   1,385,000    6,620,000   8,100,000   17,000,000
-------------------------------------------------------------------------------------
EBITDA                    1,060,250  12,615,000   38,880,000  58,900,000  147,500,000
-------------------------------------------------------------------------------------



              Detailed Financial Projections Years 2010 - 2014
              ------------------------------------------------

                     SAVI MEDIA GROUP, INC. MANAGEMENT PROJECTED
                            SUMMARY INCOME STATEMENT (US$)

                    2010         2011           2012           2013           2014
                (Projected)  (Projected)    (Projected)    (Projected)    (Projected)
-------------------------------------------------------------------------------------
Total Revenues  600,000,000          1.4            3.2            7.6           15.4
                                 Billion        Billion        Billion        Billion
-------------------------------------------------------------------------------------
Cost of Sales   186,000,000  434,000,000    992,000,000  2,356,000,000  4,774,000,000
-------------------------------------------------------------------------------------
R&D Costs        18,000,000   39,200,000     89,600,000    212,800,000    431,200,000
-------------------------------------------------------------------------------------
Operational
 Expenses        41,400,000   90,160,000    206,080,000    489,440,000    991,760,000
-------------------------------------------------------------------------------------
EBITDA          354,600,000  836,640,000  1,912,320,000  4,541,800,000  9,203,040,000
-------------------------------------------------------------------------------------

       - Found in the Evans & Evans Inc., Due Diligence Memorandum & Review, dated September 10th - 2004, that SAVI has now expended more then US$5.5 million on the SAVI IP and
             Technologies, business and technical development during the course of its R&D from its inception in 1995 to the September
             10th   2004 Report.



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/letterhead/ Savi Media Group, Inc.                                    2005
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                 Appendix 8.3 Further Supporting Documents
                 -----------------------------------------
                Letter from Congressman Matthew G. Martinez
                           Note: Original on File

                             District Office:
                      320 S. Garfield Ave., Suite 214
                            Alhambra, CA 91801
                     (818) 458-4524 and (800) 956-2789

                         COMMITTEE ON ECONOMIC AND
                         EDUCATIONAL OPPORTUNITIES

                               Ranking Member
                              Subcommittee on
                        Employer-Employee Relations

                              Subcommittee on
                        Oversight and Investigations
                       Congress of the United States
                          House of Representative
                         Washington, DC 20515-0531
                            MATTHEW G. MARTINEZ
                               31st District
                             Washington Office:

                       U.S. House of Representatives
                         Washington, DC 20515-0531
                               (202) 225-5464
                                COMMITTEE ON
                          INTERNATIONAL RELATIONS
                              Subcommittee on
                             Western Hemisphere
                              Subcommittee on
                  International Economic Policy and Trade
July 26, 1995

Mr. Serge Monros - Vallve
Chief Executive Officer
E5, Incorporated
3333 Brea Canyon Road
Suite 228
Diamond Bar, CA 91765

Dear Mr. Vallve:

I am very pleased with the performance of the Econo Valve that you had installed in my personal automobile. Although my primary interest in using your device is the improvement of air quality, I STRONGLY BELIEVE THAT THE DRAMATIC IMPROVEMENT IN ENGINE PERFORMANCE THAT I AM EXPERIENCING IS SUFFICIENT REASON TO INSTALL YOUR PRODUCT.

I am impressed with the increase in power; and, improved response to acceleration and deceleration that I am experiencing. I AM EVEN MORE IMPRESSED WITH THE DRAMATIC MILEAGE IMPROVEMENT. I ESTIMATE THAT MY JEEP WRANGLER RENEGADE (4L ENGINE) WAS GETTING ABOUT 10 MILES TO THE GALLON BEFORE YOUR DEVICE WAS INSTALLED. I AM NOW GETTING ANYWHERE FROM 18 TO 22 MILES TO THE GALLON, CIT DRIVING. Its difficult to estimate the actual mileage because the engine seems to be getting better all the time. I know enough about automobiles to know that the engine is breathing; and, that the continuous improvement in performance could be coming from the cleaner operation.

I wish you the best in your new venture. I would be interested in hearing of your progress. I SUSPECT THAT THIS ONE DEVICE COULD SUBSTANTIALLY IMPROVE ENGINE PERFORMANCE AND AT THE SAME TIME HELP TO CLEAN THE AIR WE BREATHE. I WHOLEHEARTEDLY SUPPORT THIS STRATEGY BECAUSE IT CAN ACCOMPLISH BOTH ENDS.

Congratulations!
Sincerely,
SIGNED
MATTHEW G. MARTINEZ
Member of Congress

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/letterhead/ Savi Media Group, Inc.                                    2005
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                 Appendix 8.3 Further Supporting Documents
                 ------------------------------------------

       Savi Media Group, Inc.
       9852 W. KATELLA AVE # 363, ANAHEIM, CA. 92804
       Ph # (714) 740-0601

       Executive Summary
       Using Serge Monros' technology to launch several PO's and create an R &D Laboratory to launch new products, will generate approximately 10 billion dollars in sales over the next 5 years using existing patents.

       Savi Media Group, Inc.
       From Computers to Automotive
       Products, Serge Monros Will
       Rewrite The Face of Technology
       as the World Uses Technology Today!

       Overview - Companies Desires

       Serge V. Monros, a leading technology inventor of our time, has completed numerous patents of which some have completed their testing cycle and is fully ready to go to market.

       It is the desires of the SV Monros Holding Company to current patents and to create an R&D laboratory and a series of technology based companies using the reverse IPO process and / or the DPO process based on current patents held by the Holding Company. Additional information concerning each one of the patents held is contained within the Evans & Evans Evaluation and / or other private documentation.

       Each group will be a wholly owned subsidiary of the holding company and include technology based in the following groups:

       -     Automotive Group
       -     Computer Group
       -     Modem Group
       -     Energy Group
       -     Transportable Media Group
       -     Medical Group


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/letterhead/ Savi Media Group, Inc.                                    2005
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                       Copy of Executive Order D-372
                             Original on File
                                                             (Page 1 of 2)
                            State of California
                            AIR RESOURCES BOARD
                           EXECUTIVE ORDER D-372
                Relating to Exemptions Under Section 27156
                            of the Vehicle Code

                            AUTO TECH PRODUCTS
                       AUTO TECH PRODUCTS' PCV VALVE

Pursuant to the authority vested in the Air Resources Board by Section 27156 of the Vehicle Code; and

Pursuant to the authority vested in the undersigned by Sectons 39515 and 39516 of the Health and Safety Code and Executive Order G-45-5;

IT IS ORDERED AND RESOLVED: That the installation of the Auto Tech Products' PCV Valve, a modified PCV valve, manufactured by Auto Tech Products of 23681 Schooner Drive, Canyon Lake, California 92587, has been found not to reduce the effectiveness of the applicable vehicle pollution control system and, therefore, is exempt from the prohibitions of Section 27156 of the Vehicle Code on all gasoline powered 1994 and older vehicles, excluding those equipped with OBD II.

This Executive Order is valid provided that installation instructions for Auto Tech Products' PCV Valve will not recommend tuning the vehicle to specifications different from those of the vehicle manufacturers.

Changes made to the design or conditions of the PCV Valve, as exempt by the Air Resources Board, which adversely affect the performance of a vehicle's pollution control system shall invalidate this Executive Order.

Marketing of this PCV Valve using any identification other than that shown in this Executive Order or marketing of the PCV Valve for an application other than those listed in this Executive Order shall be prohibited unless prior approval is obtained from the Air Resources Board.

This Executive Order does not constitute any opinion as to the effect that the use of this PCV Valve may have on any warranty either expressed or implied by the vehicle manufacturer.

THIS EXECUTIVE ORDER DOES NOT CONSTITUTE A CERTIFICATION, ACCREDITATION, APPROVAL, OR ANY OTHER TYPE OF ENDORSEMENT BY THE AIR RESOURCES BOARD OF CLAIMS OF THE APPLICANT CONCERNING ANTI-POLLUTION BENEFITS OR ANY ALLEGED BENEFITS OF AUTO TECH PRODUCTS' PCV VALVE.

No claim of any kind, such as "Approved by the Air Resources Board" may be made with respect to the action taken herein in any advertising or other oral or written communication.
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Auto Tech Products                                    EXECUTIVE ORDER d-372
                                                              (Page 2 of 2)

Violation of any of the above conditions shall be grounds for revocation of this order. The order may be revoked only after ten day written notice of intention to revoke the order, in which period the holder of the order may request in writing a hearing to contest the proposed revocation. If a hearing is requested, it shall be held within ten days of receipt of the request and the order may not be revoked until a determination after hearing that grounds for revocation exist.

Executed at El Monte, California, this 2nd day of February, 1995.


                                                                    SIGNED
                                                         R. B. Summerfield
                                                  Assistant Division Chief
                                                    Mobile Source Division

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